March 7, 2013

NEWS RELEASE

FOR IMMEDIATE RELEASE

CONTACT:

Terry E. Zink, President and Chief Executive Officer, Cascade Bancorp (541) 617-3513

BANK OF THE CASCADES ANNOUNCES REMOVAL OF REGULATORY ORDER

Bend, Ore – March 7, 2013 – Cascade Bancorp (NASDAQ: CACB) (“Company”) the holding company for Bank of the Cascades (“Bank”), today announced that the Bank’s regulators have terminated the cease-and-desist order (the “Order”) put in place in August of 2009. The Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities (“DFCS”) are the Bank’s primary regulators. In connection with the termination of the Order, the Bank has entered into a memorandum of understanding with its regulators.

“Relief from the Order underscores significant progress made at Bank of the Cascades, and is a result of actions taken to strengthen its’ financial position. Importantly, we believe this underscores the improvements in the economies of the communities and customers we serve”, said Terry Zink, CEO. Termination of the Order recognizes the Bank’s improved capital position which exceeds minimum capital ratios required to qualify as a ‘well capitalized’ institution.

Zink continued, “We are very pleased the Bank returned to profitability in 2012.” He added, “We will be announcing our year-end and fourth quarter results prior to the end of March. As we have continued to move forward, we have also successfully focused our efforts on lending to small business and consumers.” In that regard, the Bank is working hard to honor its commitment to extend $1 billion in credit between 2012 and 2014. “The revitalization of our mortgage production in 2012 was a priority accomplishment” said Zink. “In this lower interest rate climate, a local bank originator of mortgages can help customers reduce mortgage costs while contributing to the real estate recovery.”

“On behalf of Bank of the Cascades and its many great employees, I would like to thank the community and our customers for their support over the past several years in an environment that was challenging to us all”, said Ryan R. Patrick, Chairman of the Board of Directors. “The removal of the Order is a very positive inflection point in the history of the Bank. Our commitment to the economic well-being and prosperity of our customers has always been resolute; we look forward with confidence as we partner with our local businesses and retail customers into an optimistic future.”

About Cascade Bancorp and Bank of the Cascades

Cascade Bancorp (NASDAQ: CACB), headquartered in Bend, Oregon, and its wholly owned subsidiary, Bank of the Cascades, operate in Oregon and Idaho markets. Founded in 1977, Bank of the Cascades offers full-service community banking through 31 branches in Central Oregon, Southern Oregon, Portland/Salem, and Boise/Treasure Valley. The Bank has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. It executes its strategy through the consistent delivery of full relationship banking focused on attracting and retaining value-driven customers. For further information, please visit our website at www.botc.com.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations, and intentions and are not statements of historical fact. When used in this report, the word "expects," "believes," "anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain risks and uncertainties and Cascade Bancorp’s success in managing such risks and uncertainties could cause actual results to differ materially from those projected, including among others, the risk factors described in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for the year ended December 31, 2011, as well as the following factors: local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and Central Oregon, Southern and Northwest Oregon, and the greater Boise/Treasure Valley, Idaho area, specifically; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in Cascade Bancorp’s SEC reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and existing regulatory requirements , changes in regulatory requirements and legislation (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act) and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition. These forward-looking statements speak only as of the date of this release. Cascade Bancorp undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof. Readers should carefully review all disclosures filed by Cascade Bancorp from time to time with the SEC.

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